                                                                     EXHIBIT 4.8

                                                                       EXHIBIT B


NEITHER THIS WARRANT, NOR THE COMMON STOCK TO BE ISSUED UPON EXERCISE HEREOF, HAS BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR QUALIFIED UNDER THE APPLICABLE SECURITIES LAWS OF ANY OTHER JURISDICTION (THE "LAW"), AND THIS WARRANT HAS BEEN, AND THE COMMON STOCK TO BE ISSUED UPON EXERCISE HEREOF WILL BE, ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF. NO SUCH SALE OR OTHER DISPOSITION MAY BE MADE WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND QUALIFICATION UNDER THE LAW RELATED THERETO OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY (AS THAT TERM IS DEFINED BELOW) AND ITS COUNSEL, THAT SAID REGISTRATION AND QUALIFICATION ARE NOT REQUIRED UNDER THE ACT AND LAW, RESPECTIVELY.

                               TRADEOUT.COM, INC.

March 3, 2000                                                     660,000 Shares
                                                                 of Common Stock

                            Warrant for Common Stock

                  This certifies that Purity Wholesale Grocers, Inc., whose address is 5400 Broken Sound Blvd. NW, Suite 100, Boca Raton, Florida 33487 ("HOLDER") is entitled to subscribe for and purchase up to six hundred sixty thousand (660,000) shares of fully paid and nonassessable Common Stock, $0.0001 par value per share ("COMMON STOCK"), of TradeOut.com, Inc., a Delaware corporation (the "COMPANY"), subject to the terms and conditions herewith set forth. The purchase price of each such share shall be the amount set forth in
Section 1.4 herein. Except as set forth in Sections 7.1 and 11, this Warrant shall not be assignable, and shall only be exercisable, by Holder.

1.       EXERCISE; PAYMENT

         1.1. EXERCISABILITY. This Warrant, and the right to purchase vested Common Stock hereunder, shall be exercisable, at any time and from time to time, commencing on the date of closing of an underwritten initial public offering of the Common Stock pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "ACT"), and terminating at 5:00 p.m., New York local time on June 30, 2003.

         1.2. PAYMENT. The purchase rights under this Warrant may be exercised by Holder, in whole or in part, by the surrender of this Warrant at the principal office of the Company located at 410 Saw Mill River Road, Suite 2065, Ardsley, New York 10502, and by the payment to the Company, by certified, cashier's or other check acceptable to the Company, of an amount equal to the aggregate Warrant Price of the shares being purchased.

         1.3. STOCK CERTIFICATES. In the event of any exercise of the rights to acquire Common Stock granted under this Warrant, certificates for the shares of Common Stock so purchased shall be delivered to Holder within a reasonable time and, unless this Warrant has been fully exercised or has expired, a new Warrant representing the shares with respect to which this Warrant shall not have been exercised shall also be issued to Holder within such time.

         1.4. WARRANT PRICE. The purchase price for the shares of Common Stock to be issued upon exercise of this Warrant shall be $1.00 per share, subject to adjustment as provided in Section 4 herein (the "WARRANT PRICE").

1.5.     VESTING SCHEDULE.

         (a) Subject to the terms and conditions of the Strategic Alliance Agreement dated as of March ___, 2000 by and between Holder and the Company (the "AGREEMENT"), this Warrant shall vest in quarterly installments 31 days after the last day of each quarter for a period of 11 calendar quarters, in each case according to the following formula: The "Quarterly Warrant Amount" for each calendar quarter shall be one (1) share of Common Stock for every $40.00 of Net Revenues (as defined in the Agreement) actually received by TradeOut during such quarter. Notwithstanding the foregoing, (i) in the event TradeOut has received Net Revenues in an amount less than the Minimum Quarterly Net Revenues Target as set forth on SCHEDULE A hereto for a particular quarter, then the Quarterly Warrant Amount for that quarter shall be zero, and (ii) in no event shall the Quarterly Warrant Amount exceed 60,000 shares of Common Stock in any calendar quarter, regardless of the actual Net Revenues received by TradeOut.

         (b) The Company may, at any time, without any further action by Holder, by action of the Board of Directors of the Company, amend this Warrant such that the vesting schedule set forth in this Section 1.5 shall be accelerated with respect to all or a portion of the Common Stock.

         (c) Notwithstanding the foregoing provisions of this Section 1.5, this Warrant shall not become exercisable until Holder has agreed to become a party to that certain Right of First Refusal and Co-Sale Agreement, dated as of October 18, 1999, by and among the Company and the stockholders of the Company.

2.       REPRESENTATIONS AND WARRANTIES OF HOLDER

                  Holder represents and warrants to and covenants with the Company and each officer, director, and agent of the Company that:

         2.1. Holder has all requisite capacity to enter into the Agreement and to perform all the obligations required to be performed by Holder thereunder and hereunder.

         2.2. Holder has such knowledge, skill and experience in business, financial and investment matters so that Holder is capable of evaluating the merits and risks of an investment in this Warrant and Common Stock issuable hereunder (the "SECURITIES") and has the ability to suffer the total loss of the investment. To the extent necessary, Holder has retained, at Holder's own expense, and relied upon, appropriate professional advice regarding the investment, tax and legal merits and consequences of this Warrant and owning the Securities. Holder further represents that it has had the opportunity to ask questions of and receive answers from the Company concerning the terms and conditions of the Securities, the business of the Company, and to obtain additional information to such Holder's satisfaction.

         2.3. Holder is an "accredited investor" as defined in Rule 501(a) under the Act. Holder agrees to furnish any additional information requested to assure compliance with applicable federal and state securities laws in connection with the purchase and sale of the Securities.

         2.4. Holder is acquiring the Securities solely for its own account, for investment purposes, and not with a view to, or for resale in connection with, any distribution thereof. Holder understands that the Securities have not been registered under the Act, or any state securities laws by reason of specific exemptions under the provisions thereof which depend in part upon the investment intent of Holder and of the other representations made by Holder in this Warrant. Holder understands that the Company is relying upon the representations and agreements contained in this Warrant (and any supplemental information) for the purpose of determining whether this transaction meets the requirements for such exemptions.

         2.5. Holder acknowledges and agrees that this Warrant and all shares of Common Stock issued upon exercise hereof shall be stamped or imprinted with a legend in substantially the following form (in addition to any legend required by state securities law):

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR QUALIFIED UNDER THE APPLICABLE SECURITIES LAWS OF ANY OTHER JURISDICTION (THE "LAW"), AND THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF. NO SUCH SALE OR OTHER DISPOSITION MAY BE MADE WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND QUALIFICATION UNDER THE LAW RELATED THERETO OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SAID REGISTRATION AND QUALIFICATION ARE NOT REQUIRED UNDER THE ACT AND LAW, RESPECTIVELY.

3.       STOCK FULLY PAID; RESERVATION OF SHARES

                  The Company covenants and agrees that all securities which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof (excluding taxes based on the income of Holder). The Company further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved for issuance a sufficient number of shares of its Common Stock or other securities as would be required upon the full exercise of the rights represented by this Warrant.

4.       ADJUSTMENT

                  The kind of securities purchasable upon the exercise of this Warrant, the number of shares under this Warrant and the Warrant Price shall be subject to adjustment from time to time upon the happening of certain events, as follows:

         4.1. RECLASSIFICATION, CONSOLIDATION OR MERGER. In case of: (i) any reclassification or change of outstanding securities issuable upon exercise of this Warrant; (ii) any consolidation or merger of the Company with or into another corporation (other than a merger with another corporation in which the Company is a continuing corporation and which does not result in any reclassification, change or exchange of outstanding securities issuable upon exercise of this Warrant); or (iii) any sale or transfer to another corporation of all, or substantially all, of the property of the Company, then, and in each such event, the Company or such successor or purchasing corporation, as the case may be, shall execute a new Warrant which will provide that Holder shall have the right to exercise such new Warrant and purchase upon such exercise, in lieu of each share of Common Stock theretofore issuable upon exercise of this Warrant, the kind of securities, money and property receivable upon such reclassification, change, consolidation, merger, sale or transfer by a holder of Common Stock issuable upon exercise of this Warrant had this Warrant been considered exercised immediately prior to such reclassification, change, consolidation, merger, sale or transfer. Such new Warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided in this
Section 4 and the provisions of this Section 4 and the provisions of this
Section 4.1 shall similarly apply to successive reclassifications, changes, consolidations, mergers, sales and transfers.

         4.2. SUBDIVISIONS OR COMBINATION OF SHARES. If the Company at any time while this Warrant remains outstanding and unexercised, in whole or in part, (i) shall divide its Common Stock, the Warrant Price shall be proportionately reduced and the number of shares under this Warrant shall be proportionately increased; or (ii) shall combine shares of its Common Stock, the Warrant Price shall be proportionately increased and the number of shares under this Warrant shall be proportionately reduced.

         4.3. STOCK DIVIDENDS. If the Company, at any time while this Warrant is outstanding and unexpired, shall pay a dividend payable in, or make any other distribution to shareholders of, its capital stock (except any distribution described in Sections 4.1 and 4.2 hereof), then and in each case, this Warrant shall represent the right to acquire, in addition to the number of shares of the security receivable upon exercise of this Warrant, and without payment of any additional consideration therefor, the amount of such additional stock of the Company which such holder would hold on the date of such exercise had it been the holder of record of the security receivable upon exercise of this Warrant on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and/or all other additional stock available by it as aforesaid during such period, giving effect to all adjustments called for during such period by the provisions of this
Section 4.

         4.4. TIME OF ADJUSTMENTS. All adjustments, unless otherwise specified herein, shall be effective as of the earlier of:

                  4.4.1 the date of issuance of the security causing the adjustment;

                  4.4.2 the effective date of a division or combination of shares;

                  4.4.3 the record date of any action of holders of the Company's capital stock of any class taken for the purpose of dividing or combining shares or entitling shareholders to receive a distribution or dividends payable in the Company's capital stock.

         4.5. NOTICE OF ADJUSTMENTS. In each case of an adjustment the Company, at its expense, shall cause the Chief Financial Officer (or other such similar officer) of the Company to compute such adjustments and prepare a certificate setting forth such adjustments and showing in detail the facts upon which such adjustment is based. The Company shall promptly mail a copy of each such certificate to Holder pursuant to Section 15 hereof.

5.       FRACTIONAL SHARES

                  No fractional share of Common Stock will be issued in connection with any exercise hereof, but in lieu of a fractional share upon complete exercise hereof, Holder may purchase a whole share at the then effective Warrant Price.

6.       SHAREHOLDER RIGHTS

                  Holder shall not, solely by virtue hereof, be entitled to any rights of a shareholder of the Company. Holder shall have all rights of a shareholder with respect to securities purchased upon exercise hereof at the time the exercise price for such securities is delivered pursuant to Section l hereof and this Warrant is surrendered.

7.       RESTRICTIONS ON TRANSFER

         7.1. TRANSFER OF WARRANT. This Warrant shall not be transferable by Holder, except pursuant to prior written consent of the Company, which consent shall not be unreasonably withheld or delayed, and provided that such transferee executes a written agreement to be bound by the provisions of this Warrant.

         7.2. SECURITIES LAWS RESTRICTIONS. Holder, by acceptance hereof, agrees that, absent an effective registration statement under the Act, covering the disposition of Common Stock issued or issuable upon exercise hereof, Holder will not sell or transfer any or all of such Common Stock, without first providing the Company with an opinion of counsel reasonably acceptable to the Company and its counsel to the effect that such sale or transfer will be exempt from the registration requirements of the Act, and Holder consents to the Company making a notation on its records in order to implement such restriction on transferability.

9.       "MARKET STAND-OFF" AGREEMENT

                  You hereby agree that, during the period specified by the Company and any underwriter of Common Stock or other securities of the Company following the effective date of a registration statement of the Company filed under the Act, you will not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by you at any time during such period except Common Stock included in such registration. To enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the shares of Common Stock issued or issuable upon exercise of this Warrant held by you until the end of such period. In addition, the foregoing covenant may be enforced by the underwriters who are parties with the Company to an underwriting agreement under which such public offering is being undertaken.

9.       LOSS OR MUTILATION

               Upon receipt by the Company of evidence satisfactory to it of the ownership of, and the loss, theft, destruction or mutilation of, this Warrant and (in the case of loss, theft or destruction) of indemnity satisfactory to it, and (in the case of mutilation) upon surrender and cancellation hereof, the Company will execute and deliver in lieu hereof a new Warrant.

10.      GOVERNING LAW

                  The internal laws of the State of Delaware (irrespective of its choice of law principles) shall govern the validity of this Warrant, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties hereto.

11.      BINDING UPON SUCCESSORS AND ASSIGNS

                  Subject to, and unless otherwise provided in, this Warrant, each and all of the covenants, terms, provisions, and agreements contained herein shall be binding upon, and inure to the benefit of the permitted successors, executors, heirs, representatives, administrators and assigns of the parties hereto. Holder shall not assign this Warrant or any rights or obligations hereunder without the prior written consent of the Company, which consent shall not be unreasonably withheld. For purposes of this Section 11, the sale of all or substantially all of Holder's assets or capital stock shall constitute an assignment.

12.      SEVERABILITY

                  If any provision of this Warrant, or the application hereof, shall for any reason and to any extent, be invalid or unenforceable, the remainder of this Warrant and application of such provisions to other persons or circumstances shall be interpreted so as best to reasonably effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provisions of this Warrant with valid or enforceable provisions which will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provisions.

13.      AMENDMENT

                  This Warrant may be amended upon the written consent of the Company and Holder.

14.      NO WAIVER

                  The failure of any party to enforce any of the provisions hereof shall not be construed to be a waiver of the right of such party thereafter to enforce such provisions.

15.      NOTICES

                  Whenever any party hereto desires or is required to give any notice, demand, or request with respect to this Warrant, each such communication shall be in writing and shall be effective only if it is delivered by personal service or mailed, United States certified mail, postage prepaid, return receipt requested, addressed as follows:

         Company: Address set forth in Section 1 hereof
                  Attn: Chief Executive Officer

         Holder:  Address as set forth in Section 1 hereof
                  Attn: [                   ]

Such communications shall be effective when they are received by the addresses thereof; but if sent by certified mail in the manner set forth above, they shall be effective five (5) days after being deposited in the United States mail. Any party may change its address for such communications by giving notice thereof to the other party in conformity with this Section.

16.      CONSTRUCTION OF AGREEMENT

                  A reference in this Warrant to any Section shall include a reference to every Section the number of which begins with the number of the Section to which reference is specifically made. The titles and headings herein are for reference purposes only and shall not in any manner limit the construction of this Warrant which shall be considered as a whole.

17.      NO ENDORSEMENT

                  Holder understands that no federal or state securities administrator has made any finding or determination relating to the fairness of investment in the Company or purchase of the Common Stock hereunder and that no federal or state securities administrator has recommended or endorsed the offering of securities by the Company hereunder.

18.      PRONOUNS

                  All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person, persons, entity or entities may require.

19.      FURTHER ASSISTANCE

                  Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances, as may be reasonably requested by any other party to better evidence and reflect the transactions described herein and contemplated hereby, and to carry into effect the intents and purposes of this Warrant.

                                     TradeOut.com, Inc.


                                     By: /s/ B. McCagg
                                         ------------------------------
                                     Title: Chairman



ACCEPTED AS OF MARCH 3, 2000

PURITY WHOLESALE GROCERS, INC.


By: /s/ Sal Ricciardi
    ----------------------------
    Name:  Sal Ricciardi
    Title: CEO

                            FORM OF WARRANT EXERCISE
                   (TO BE SIGNED ONLY ON EXERCISE OF WARRANT)



TO _______________________

                  The undersigned, the holder of the within Warrant, hereby irrevocably elects to exercise this Warrant for, and to purchase thereunder, ______ shares of Common Stock of TradeOut.com, Inc., a Delaware corporation, and herewith makes payment of $__________ therefor, and requests that the certificates for such shares be issued in the name of, and delivered to _____________, whose address is __________________________.




Dated:
                                   --------------------------------------------
                                   (Signature must conform to name of holder as
                                       specified on the face of the Warrant)


                                   --------------------------------------------
                                                     (Address)



                                   Tax Identification Number:
                                                             ------------------

SCHEDULE A



                         SCHEDULE OF VESTING OF WARRANT



                                               MINIMUM QUARTERLY NET
                                                  REVENUES TARGET
                                               ---------------------
               Q2 2000                                $ 75,000
               Q3 2000                                 $75,000
               Q4 2000                                $225,000
               Q1 2001                                $400,000
               Q2 2001                                $400,000
               Q3 2001                                $400,000
               Q4 2001                                $400,000
               Q1 2002                                $500,000
               Q2 2002                                $500,000
               Q3 2002                                $500,000
               Q4 2002                                $500,000